UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

————————————————
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2011

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34902 (Commission File Number)	38-3814230 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS.

On July 25, 2011, Heritage Financial Group, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2011.  The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

Separately, in that same release, the Company announced that its Board of Directors has authorized a new stock repurchase program in connection with the restricted shares issued under the 2011 equity incentive plan.  Under the new program, the Company may purchase during the coming year up to 163,852 shares, or approximately 2% of its currently outstanding publicly held shares of common stock.  The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions.  The new program will expire in July 2012 unless completed sooner or otherwise extended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99	Press Release dated July 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: July 25, 2011	By:	/s/ T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99	Copy of press release issued by the Company on July 25, 2011.